PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE BEING FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2. THE LOCATION OF THOSE OMITTED PORTIONS IS DENOTED BY BRACKETS.

                                ROTUNDA SUPPLIER
                              PERFORMANCE CONTRACT
                                     R-910-W

1.     INTRODUCTION

       1.1    SCOPE

       This document details the performance requirements and responsibilities of the WDS supplier to Form Motor Company, For Customer Service Division
       (FCSD), the Rotunda Essential Special Service Tool (ESST) and Equipment Program, herein referred to as the Program. All Products or services included in the Program are marketed by the Rotunda Activity of FCSD and/or its authorized agent. Product or Products referenced throughout this document are only Products related to the scope of the Program. A supplier to the Program must comply with the requirements as set forth in this document.

       1.2    INTENDEND MARKET

       Rotunda Products and services are marketed to Ford, Lincoln, and Mercury vehicle dealers, and in some cases affiliate companies and their dealer, throughout worldwide markets, Ford locations, warranty authorized Ford fleet accounts, and various vocational schools. WDS will be utilized, but not limited to, the following Countries/Markets where Ford is currently present:

           REGION                           MARKET/COUNTRY                   # OF DEALERS

           Africa                              South Africa                       (  )
                                               Other Africa                       (  )
           Total African Dealers                                                  (  )

           Asia Pacific                        Australia                          (  )
                                               China                              (  )
                                               Hong Kong                          (  )
                                               India                              (  )
                                               Indonesia                          (  )
                                               Japan                              (  )
                                               Malaysia                           (  )
                                               New Zealand                        (  )
                                               Philippines                        (  )
                                               South Korea                        (  )
                                               Singapore                          (  )
                                               Taiwan                             (  )
                                               Thailand                           (  )
                                               Vietnam                            (  )
                                               Other Asia Pacific                 (  )
           Total Asia Pacific Dealers                                             (  )

           Middle Eastern                      Gulf Coast Communities             (  )
                                               Israel                             (  )
                                               Turkey                             (  )
                                               Other Middle Eastern               (  )
           Total Middle Eastern Dealers                                           (  )

           REGION                           MARKET/COUNTRY                   # OF DEALERS

           North American                      Canada                             (  )
                                               Mexico                             (  )
                                               United States                      (  )
           Total North American Dealers                                           (  )

           Europe                              Austria                            (  )
                                               Belgium                            (  )
                                               Britain                            (  )
                                               Denmark                            (  )
                                               Finland                            (  )
                                               France                             (  )
                                               Germany                            (  )
                                               Ireland                            (  )
                                               Italy                              (  )
                                               Netherlands                        (  )
                                               Norway                             (  )
                                               Portugal                           (  )
                                               Spain                              (  )
                                               Sweden                             (  )
                                               Switzerland                        (  )
           Total Western Europe Dealers                                           (  )

           Other Europe                        Czech Republic                     (  )
                                               Hungary                            (  )
                                               Poland                             (  )
                                               Russia                             (  )
                                               Other Europe                       (  )
           Total Other Europe Dealers                                             (  )

           South American                      Argentina                          (  )
                                               Brazil                             (  )
                                               Chile                              (  )
                                               Colombia                           (  )
                                               Puerto Rico                        (  )
                                               Venezuela                          (  )
                                               Other South America                (  )
           Total South American Dealers                                           (  )

           Total Ford Dealer Count                                                (  )

       NOTE: Upon award of the WDS contract, the following Jaguar, Aston Martin and Mazda dealers information will be provided upon request.

       1.3    AVAILABILITY (TIMING)

       The WDS product must be available to support a North American launch
       (                          ). (        ) units are required at Ford's
       distribution supplier no later than (         ) to support an (         )
       product launch for North American Dealers. Product availability for regions other than North America must also be available on a per order basis. Ford desires a complete worldwide product roll out within
      ( ) months from initial introduction in North America. Following is an overview of roll out timing:

       o  (    ) - North American Dealers - approximately (    ) units
       o  (                 ) - European Dealers - approximately (     ) units
       o  (                 ) - Rest of the World - approximately (     ) units
       o  (                 ) - Jaguar Dealers - approximately (    ) units
       o  (                 ) - Aston Martin - approximately (    ) units
       o  (                 ) - Mazda - approximately (       ) units

       The WDS product and its accessories, as presented in your response to this RFQ, must be available for purchase by Ford or its affiliates until
       (          ). See product pricing section 9.

2.     PRODUCTS

       2.1    NEW PRODUCTS

       New Products are defined as automotive repair products, facility equipment, vehicle service consumable items and services that are not currently in the Program. A supplier introducing new Products must coordinate the product review and evaluation with the Rotunda Activity at least ( ) days in advance of the supplier planned introduction date. Products will not be included in the Program if the evaluation process has not been completed with all concerns closed.

       2.2    PRODUCT DESIGN CHANGES AND NEW REPLACEMENT EQUIPMENT

       2.2.1    SUPPLIER INITIATED DESIGN CHANGES AND NEW REPLACEMENT EQUIPMENT

       If either Customer or Seller finds there is a need for a change in the product, then (i) they shall submit such change order to the party for consideration, (ii) Seller shall advise the Ford Rotunda activity of what the impact of such change shall be on the price of the product, tooling costs, and time to implement, (iii) if both parties agree in writing then such change order shall be implemented. Customer's acceptance authorizing such change order shall constitute acceptance of the change in product price. Seller may make minor changes to products when such are transparent to the user and do not affect form, fit or functionality.

       2.2.2    FIELD RETROFIT

       The supplier is responsible for field retrofit programs resulting from product problems due to design or improper manufacturing. A retrofit of this nature is to be performed by the supplier (
                                        ).

       2.3     FORD INITIATED DESIGN CHANGES

       Certain Products may require change in terms of function or application due to technological or design changes in Ford vehicles. Any product changes will be submitted via the 1843 process (reference section 3.3.3) for evaluation in cooperation with all of the affected Ford Vehicle Centers (VC).

3.     NEW PRODUCT REVIEW

       3.1     CONFIDENTIALITY STATEMENT

       All product information and evaluation data is covered by a "confidentiality" agreement maintained between Ford the contracted agencies.

       3.2     SUPPLIER CONFIDENTIALITY AGREEMENT

       A. Supplier or its subsidiaries or any of their representatives shall not publish nor permit to be published nor distribute for public consumption any information, oral or written, concerning developments made under or the results of conclusions made pursuant to, the performance of this Program without prior written consent of Ford, the Rotunda Activity.

       3.3     PRODUCT REVIEWS

       3.3.1    PRODUCT REVIEW PROCESS

       All new Products, and supplier initiated Product changes, offered to the Rotunda Activity are subject to review for possible Program inclusion.

       3.3.2    PRODUCT COMPATIBILITY REVIEWS

       Certain Rotunda Products can be impacted in terms of function or application by technological or design changes in Ford vehicles. As a consequence, the supplier is required to continually assess the functionality of these Products in regards to new model vehicles. The supplier is required to identify, develop and present to Ford product changes to support changes in vehicle technology. Any product changes will be submitted for evaluation in cooperation with all of the affected Ford Vehicle Centers.

           3.3.2.1      TIMING

           Changes to vehicles currently in product may result in product
           incompatibility and necessitate immediate product reviews. (        )
           prior to vehicle Job 1, the Supplier identifies potential
           compatibility concerns. (          ) prior to vehicle Job 1, a
           supplier impacted by vehicle compatibility concerns is required to review the vehicle and physically try the equipment on the vehicle for proper fit and function. If changes to the product are necessary or a new piece of equipment is needed, the supplier must have the first equipment prototype ready for evaluation within ( ) days from the time the change is identified. Approved compatible equipment changes must be implemented and available to meet standard shipping requirements no later than vehicle Job 1.


       3.3.3 ESSENTIAL SPECIAL SERVICE TOOL AND EQUIPMENT ENGINEERING REQUEST
       (1843)

       The Equipment and Service Tool and Equipment Engineering Request form
       (1843) is a Ford document used to request investigation, development and release of service tools or equipment. It also serves as the final engineering approval document for projects involving Ford reviews. An affected supplier may be required to provide information, such as, Product development cost, pricing, manufacturing schedule, and shipment dates, for use in submission of this form.

4.     PRODUCT EVALUATION

       The supplier is required to evaluate their product in accordance with performance specifications set forth by Ford. All test data submitted as evidence of compliance by the supplier must be certified by a Professional Engineer (PE). Rotunda may elect to conduct all or part of an evaluation at a Ford specified facility in cooperation with a Ford engineering activity or VC Team. Evaluations may require one or many of the evaluations described below. Each product will be reviewed independent of another to determine the criteria in which to evaluate. The supplier will receive a copy of the 1843 (reference section 3.3.3) once the evaluation has been completed.

       4.1     CONSIGNMENT EQUIPMENT

       To facilitate Product performance testing, the supplier will be required to provide equipment on a "no charge" consignment basis. Products submitted for evaluation shall be production representative in design and construction quality. A Consignment Purchase Notification (PN) initiated by the Rotunda Activity will be issued by Ford Purchasing (reference section 9.10). Standard equipment consignment is ( ) days. If additional time is required, the supplier will be notified. When the evaluation has been completed the equipment will be returned to the supplier.
       (                                  ). Do not ship, mail or hand deliver
       equipment without a previously issued Consignment PN from Ford
       Purchasing.

       4.2     EVALUATION CLASSIFICATIONS

       4.2.1     PRODUCT FUNCTIONAL EVALUATION

       All Products are evaluated to ensure they are compatible with Ford products and procedures, and perform as indicated by the supplier in a service garage environment on the applicable Ford Products.

       4.2.2     PRODUCT SUPPORT DOCUMENTATION

       Product support documentation includes, but is not limited to, warranty, extended warranty, maintenance agreements, and operators, maintenance, training and installation materials. Two copies of the current materials provided with the equipment must be supplied to the Rotunda Activity. The materials will be evaluated for clarity and completeness. Products cannot be released for Program inclusion unless all Product support documentation concerns have been addressed and closure agreed to by Ford.

       4.2.3     SAFETY EVALUATION

       The individual products which make up the Ford WDS must have all the safety agency approvals in place to support Product launch timing as specified in Section 1.3 of this document.

           4.2.3.1       SAFETY CRITERIA

           Products must meet applicable safety evaluation criteria determined by requirements set forth by Ford Safety. Products cannot be released for Program inclusion unless all major safety concerns have been addressed and closure agreed to by Ford.

           4.2.3.2       SAFETY LABELS

           Safety labels (Danger, Warning, Caution) must be designed per the current American National Standards Institute (ANSI) X535.4 standard "Product Safety Signs and Labels." The supplier must COMPLY to the appropriate standard for the product submitted. Products cannot be released for Program inclusion unless all safety label concerns have been addressed and closure agreed to by Ford.

           4.2.3.3       SAFETY COMPLIANCE

           Products must meet or exceed standards specified by the current Occupational Safety and Health Act (OSHA), Ford Manufacturing Standards and/or industry standards.

           4.2.3.4       INDEPENDENT CERTIFICATION LABORATORY COMPLIANCE

           Products may be required to be certified or approved by an applicable independent testing agency within the country of destination such as:
           Underwriter's Laboratories (IL), Canadian Standards Association
           (CSA), MET Laboratories, American Gas Association Laboratories (AGA), Factory Mutual Research Corporation (FM), European Certification
           (CE), or Electrical Testing Laboratory (ETL). The supplier shall forward a copy of the testing agency's certification, as well as, Product evaluation data to support claims of compliance to Ford Rotunda.

           UL, CSA, TUV, EEA - The modified UL mark is officially accepted in Canada just as the modified CSA mark is now acceptable in the U.S. Both UL and CSA can also create a CB Test Certificate. This certificate, when tested with the appropriate country deviations, can be used to obtain approval in the EEA countries as needed.

           The Ford WDS products have legal requirements that they must comply with prior to being marketed in certain countries, but not limited to, the following tables listed below. Ford's assumption is that these products fall into the category of test and measurement. All country requirements are based on this category.

           COUNTRY               KEY        COUNTRY               KEY      COUNTRY                 KEY

           United States         B          Denmark               A, J     Hong Kong               na
           Canada                B          Sweden                A, J     Brazil                  na
           Mexico                na         Finland               A, J     Malaysia                na
           Belgium               A, J       Norway                A, J     Puerto Rico             na
           France                A, J       Luxembourg            A, J     Singapore               na
           Germany               A, J       Switzerland           A, J     South Africa            L
           Ireland               A, J       Australia             A, M     Taiwan                  na
           Italy                 A, J       New Zealand           na       Thailand                na
           Netherlands           A, J       Poland                A, J     Turkey                  na
           UK                    A, J       China                 J        Argentina               na
           Greece                A, J       Czech                 A, J     Indonesia               na
           Spain                 A, J       Hungary               A, J     Venezuela               na
           Portugal              A, J       Russia                na       Vietnam                 na
           Austria               A, J       S. Korea              na       Columbia                na
           Israel                na         Chile                 na       Philippines             na
           Japan                 na         India                 na

           KEY (safety)
           "na" = No known requirements at this time
           "A"  = EN61010-1, 1EC 1010, TUV or equivalent safety approval by means of CB test specific country deviations
           "B" = UL or CSA (either agency has a certification to cover the other)

           KEY (EMI emissions and susceptibility)
           "na" = No known requirements at this time
           "J"  = CISPR 11 Level "A", EN55011, EN50082-1
           "L"  = South Africa, SABS test and certificate
           "M"  = Australia, C Tick Mark required after 1/1/97

           4.2.3.5       MULTIPLE LISTING

           If the Product is to be certified by the Environmental Protection Agency (EPA), the supplier shall maintain and pay for the cost of an independent certification laboratory multiple listing for the Rotunda branded version of the Product.

       4.2.4   ENIVRONMENTAL IMPACT EVALUATION

       Products that generate a waste stream are subject to an environmental impact evaluation by the Ford Environmental Quality Office (EQO) and the Industrial Hygiene Office. The supplier must address each item of concern resulting from each evaluation. Products cannot be released for Program inclusion unless all environmental concerns have been addressed and closure agreed to by Ford.

5.     PRODUCT IDENTIFICATION

       5.1     ROTUNDA ITEM NUMBER ASSIGNMENT AND PLACEMENT

       A Rotunda item number is assigned by the Rotunda Essential Special Service Tool and Equipment Activity after the Product evaluation is complete. Under no circumstances can a supplier assign their own Rotunda item number. The number must appear on everything related to the Product, along with the supplier's model number. This includes service labels, owner's manual, operating guide, installation literature, and any/all literature or correspondence related to the product. The item number represents the specifications and contents of the approved Product. If the specifications or contents change in any way, the Product must be submitted for review before a new Rotunda item number will be assigned by the Rotunda Activity.

       5.2     SERIAL NUMBER

       The serial number is assigned by the supplier and is required on all WDS products. A unique serial number and a manufacturing date code must be assigned to each specific piece of the equipment. The serial number and date code is used to assist in identifying the production date and the functional level of each Product. Additionally an electronic serial number mapping the WDS product to the manufacturing lot number and the manufacturing location and finally to the dealer (end-user) in a mutually agreeable database format is required.

       5.3     PRODUCT COLOR

       All Products included in the Program must be a mutually agreed upon color.

       5.4     ROTUNDA FORD TRADEMARK LABEL

               5.4.1      EQUIPMENT

               (                                                           )
               The trademark must be applied at the supplier's manufacturing facility prior to shipment. The R911 details the Rotunda trademark label requirements.

               5.4.2       PRINTED MATERIAL

               All printed material associated with a Product is to be identified with the appropriate trademark prominently displayed on the cover. The Rotunda, Jaguar, Aston Martin or Mazda item number is applicable and supplier model number must also be displayed. The R911 contains guidelines for trademark application on publication of all printed material.

       5.5     SERVICE DECAL

       All Products must include a service decal. The service decal must be located on the back of the Product and contain the following items:

               o  Rotunda Item Number
               o  Model Number
               o  Manufacturer Serial Number
               o  Name of Manufacturer
               o  Service Phone Number

6.     WARRANTY

       6.1     STANDARD WARRANTY

       All Products sold through the Rotunda program must be covered by a
       (         ) warranty which includes (                           ) unless
       otherwise specified by Ford in writing, such as extended warranty coverage. The warranty must be offered by the supplier to Rotunda and its customer. The supplier of the equipment issues and administers its own warranty. The supplier should ensure that the warranty is in no way misrepresented to the end user. The specific warranty provisions are to be packaged with the equipment prior to shipment.

       6.2     WARRANTY START DATE

       All Products will be warranted from the date of shipment to the end-user.

       6.3     FACTORY SERVICE WARRANTY

       The supplier must provide their standard warranty for factory service.

       6.4     EXTENDED WARRANTY OR MAINTENANCE AGREEMENTS

       Product support until (              ), which includes extended warranty
       and maintenance agreements must be offered by the WDS supplier. The extended warranty and maintenance agreements must be offered by the
       supplier to Ford and its customer per a (        ) maintenance
       schedule, (           ) to Ford. In the event Ford elects to renew the
       maintenance agreement, please quote pricing (           ). All extended
       warranty and maintenance shall expire on (           ). The supplier
       should ensure that the extended warranty and maintenance agreement is in no way misrepresented to Ford or the end user.]

       6.5     WARRANTY ADMINISTRATION RESPONSIBILITY

       The supplier must maintain, (
                               ), accurate warranty and administration records, including parts purchased from subcontractors so that Product reliability can be analyzed in terms of equipment type, failure mode, time in service, geographic location, and other pertinent classifications].

7.     (          ) INDEMNIFICATION (          ) INSURANCE

       7.1     (            ) INDEMNIFICATION

       The Supplier agrees to indemnify and hold Ford harmless from and against any and all claims for personal injury, death or property damage
       (                                                                      ).


       7.2     INSTALLATION OF EQUIPMENT INDEMNIFICATION

       The supplier agrees to indemnify and hold Ford harmless from and against any and all claims of personal injury, death or property damage out of or connected with the installation of the supplier's Product if installed by the supplier or a supplier approved installer.

       7.3     SERVICE INDEMNIFICATION

       The supplier shall indemnify Ford from any claims which arise out of the performance or failure to perform the services called for in the contract, and shall hold Ford harmless from any such claims.

       7.4     (                             ) INSURANCE

       The supplier must maintain adequate (         ) insurance (
                                         ). The supplier is to include Ford as
       a named insured and provide a copy of the annual policy renewal to the Ford Rotunda activity.

8.     CUSTOMER SUPPORT

       8.1     TRAINING

       Rotunda products must be supported by the supplier with adequate training, and operating instructions. Training must cover comprehensive operation instructions, maintenance, environmental and safety requirements, routine trouble shooting (for product malfunctions), service part illustration and detailed replacement parts listing. Training can be provided in one or any combination of, but not limited to the following methods as approved by Ford; printed material, video, CD-ROM, etc. If a Rotunda supplier delegates support responsibility to a third party, the Rotunda supplier is responsible for performance.

       8.2     (                        )

       An (                   ) program for faulty WDS units is a method in
       which Ford can insure dealers worldwide are provided with quality product
       support. The (                ) program will cover all (
                              ). A (    ) time period to exchange a dealer's
       faulty unit with a like new unit is required. Please provide a detailed process on how to meet this requirement utilizing Ford's Distribution agent.

       8.3     LANGUAGE SUPPORT

       The following languages, as a minimum, must be supported by any and all documentation/material and software that is intended for Dealer usage. These are the same languages targets for Ford Information Products.

               English                  Mandarin Chinese               Russian
               German                   Czech                          Hebrew
               French                   Hungarian                      Arabic
               Spanish                  Polish                         Slovenian
               Italian                  Brazilian, Portuguese          Slovak
               Portuguese               South African, Spanish         Macedonian
               Dutch                    French Canadian                Bulgarian
               Danish                   Japanese                       Romanian
               Swedish                                                 Korean
               Norwegian                                               Thai
               Finnish                                                 Indonesian
               Greek

       8.4     SERVICE PART AVAILABILITY

       A detailed list of all service parts and the applicable service part illustrations are required. Service parts must be available to Ford or
       its distribution agent through (              ). Service parts must be
       offered by the supplier to Ford and its customer per a (             )
       service part price schedule. In the event Ford elects to renew the
       service part agreement, please quote pricing for (        ).

9.     FORD CONTRACT

       9.1     BLANKET CONTRACT

       A Ford blanket contract establishes terms and conditions for specific Products for a period of time. During the term of the blanket contract, a Rotunda release may be issued against that blanket to constitute an order. Blanket contracts are issued and administered by Ford Purchasing. The terms and conditions specified on the blanket contract are contained herein and on the reverse side of the Ford Purchase Notification.

       9.2     TERM AND RENEWAL

       The WDS blanket contract period is for a period of (        ) as agreed
       to by both parties. WDS products must be available for purchase by Ford,
       its distribution agent, or its affiliates until (                     ).
       All extended warranty and maintenance shall expire on (                ).
       Service part availability is required through (
                                                                      ).

       9.3     CONTRACT CHANGES

       Changes to the blanket contract include, but are not limited to, the addition of new Product, changes to existing Products which affect prices or require a model number change, contents of packages, transportation terms, address, company name or billing information. All information regarding a contractual change must be quoted in writing to Ford Purchasing and the Rotunda Activity. Changes will be finalized by the issuance of a contract amendment from Ford Purchasing.

       9.4     PRICE

       All WDS Product prices must remain firm for the (          ) term of the
       contract. All prices must be quoted in (           ) regardless of the
       country of manufacturing or destination. Please include separate pricing schedules for "Service Parts", Extended Warranty and Maintenance" and "WDS optional (accessories) hardware" as described in the hardware functional specification.

       9.5     QUALITY

       Rotunda contracts do not have (                 ). Products are to be
       shipped in quantities as reflected on the Rotunda release or as specified by Ford's distribution agent.

       9.6     PAYMENT TERMS

       Ford, or its agent, payment terms are (               ) which are
       defined as payment on the (                            ). (   ) payments
       are made no sooner than (                          ). If early payment
       discount terms are available, the supplier shall provide these terms in writing to Ford with their quotation.

       9.7     TRANSPORTATION TERMS

       All transportation costs must be prepaid by the supplier. Transportation
       terms (               ) are required. The (                    ) to
       Ford's distribution agent. (
                                                                      ).

       9.8     SALES/USE TAX

       The supplier must not bill sales or use tax as purchases are for resale.

       9.9     CONSIGNMENT PURCHASE NOTIFICATION

       A purchase notification is issued for consignment equipment. The supplier is required to confirm that equipment will be provided on a (
                                     ); indicate value of equipment in the
       event of loss or damage and sign and date the request.

       9.10    PRODUCT RESEARCH AND DEVELOPMENT COST

       (
                         ). Ford Motor Company will not entertain (
                                      ) as part of your proposal.

10.0   SOFTWARE DEVELOPMENT

       10.10.1 SELLER'S RESPONSIBILITY

       a. Seller will design and implement Software in conformance to the Statement of Work or as indicated on the face of the Purchase Order and/or contained in the Software specifications section of this RFQ.

       b. During the term of the Purchase Order, Seller will attend monthly review meetings for the purpose of keeping Buyer completely informed about the status of the project. At the monthly meetings, Seller will demonstrate or discuss project status for Buyer's review.

       c. Seller will use its best efforts to correct any errors or performance problems identified by Buyer during acceptance testing.

       10.10.2 BUYER'S RESPONSIBILITY

       a. Buyer will assign a project analyst knowledgeable in the requirements of the Software who will work with Seller on an as-required basis to assist Seller in understanding Buyer's requirements, resolving design questions, determining and defining functions and generally being available and responsible for decisions necessary to allow Seller to perform the service required hereunder. The project analyst(s) and/or other personnel of Buyer, as necessary, will administer the monthly status meetings attended by Seller.

       b. Buyer will provide (               ) of each Phase (             ) of
       receipt of that Phase's deliverables or provide a list of problems or nonconformity to Seller within that same period.

       10.10.3 PAYMENT

       a. Buyer will pay Seller for development of Software in accordance with the following payment schedule indicated on the face of the Purchase Order.

               Payment

               $-------------------- (                  )
               $-------------------- (                  )
               $-------------------- (                  )
               $--------------------

               $-------------------- (                            )

       b. Seller will invoice Buyer upon delivery of each Phase of the project
       as set forth above. Payment will be made on terms of (                 ).
       Buyer will withhold (   ) of the payments due for the invoices for
       (         ) phases. The holdback amounts will be released upon final acceptance of each phase.

       10.10.4 CONFIDENTIALITY OF BUYER'S INFORMATION

       In order that Seller may effectively provide services to Buyer, it may be necessary or desirable for the Buyer to disclose confidential and proprietary information pertaining to Buyer's past, present and future activities. Since it is difficult to separate confidential and proprietary information from that which is not, Seller will instruct its personnel to regard all information gained by each such person, as a result of the services being performed hereunder, as information which is proprietary to Buyer and not to be disclosed to any one outside of the Seller's organization. With respect to all obligations of Seller to retain in confidence proprietary information of Buyer, whether such obligations have been created by this Purchase Order or by operation of law, such obligations shall survive the dissolution, cancellation or termination of this Purchase Order for any reason or any modification, extension or renewal thereof.

       10.10.5 WORK FOR HIRE

       a. Any work of authorship created by Seller in performing the services hereunder shall be considered as a specially ordered or commissioned "Work for Hire" and all copyrights for such works of authorship shall belong to Buyer. All such works of authorship shall bear a valid copyright notice designating Ford Motor Company as the copyright owner. In the event any portion of the work of authorship created by the Seller in performing the services hereunder does not qualify as "Work for Hire", Seller shall acquire title to the copyright for such portion and assign all acquired title and interest to Buyer.

       b. With regard to works of authorship created prior to performing the services hereunder for which copyrights are owned or controlled by Seller or for which Seller has rights to grant copyright licenses and which are included in any works of authorship fixed in any tangible medium of expression (including, without limitation, audio-visual works, computer programs, writings, drawings, prints, manuals and specifications) furnished to Buyer or any of Buyers subsidiaries hereunder. Seller hereby grants to Buyer and its domestic and foreign subsidiaries an irrevocable, nonexclusive, paid-up worldwide license under each and every such copyright to distribute copies of the copyrighted work to the public, and to publicly or privately display the copyrighted work without further accounting to Seller.

       10.10.6 INDEMNITY

       Seller warrants that the transfer to Buyer and Buyer's use of the Software and related documentation will not infringe any proprietary rights (including patents, copyrights, trademarks and trade secrets) of any other entity. Seller will indemnify and defend Buyer from any claim, liability and expense, including attorney's fees, arising out of any breach of the foregoing warranty, provided that Buyer notifies Seller in a timely fashion of such claim. In the event a claim of infringement is asserted, Seller may replace or modify the Software to make it noninfringing, provided that Buyer agrees that such replacement or modification achieves the substantive results of the original version of the Software, or Seller may procure at its expense a license for Buyer to use the rights allegedly infringed.

       10.10.7 WARRANTY

       a. Seller warrants that the Software and related documentation will conform with all written specifications furnished to Buyer by Seller in connection with this Agreement, including any user manual, and that the Software is compatible with and will operate on the computer systems, computer sites or diagnostic equipment described on the Purchase Order and/or contained within this RFQ. Upon Buyer's request, Seller will
       correct promptly (                               ) each variance of the
       Software from the written specifications, and any programming error attributable to Seller. Error is defined as a program incompatibility which renders the Software dysfunctional and which can be replicated under the same conditions causing the error.

       b. Seller warrant that any services rendered by Seller will be performed in a professional manner by qualified personnel.

       10.10.8 CHANGES

       a. Buyer and Seller acknowledge that modifications and adjustments to the specifications for the Software may become necessary in order to clarify and define these specifications. Seller will perform these modifications and adjustments as part of its services hereunder without additional compensation.

       b. In the event there is substantial change to the specifications which results in (i) the expansion of the scope of the Software specifications,
       (ii) the reduction in the scope of the Software specifications, Seller will submit to Buyer a written proposal therefor describing the change to be made and a fixed price increase or decrease therefore, as the case may be.

       c. If Seller's proposal under subparagraph (b) above is acceptable to Buyer, Buyer will issue an amendment to the Purchase Order reflecting such modifications to the specifications and adjustment in price. Seller will not commence any work in connection with such change until such purchase order amendment is issued by Buyer and Buyer will not be responsible for any work performed in connection with such change if a purchase order is not issued.

       10.10.9 TERMINATION

       a. Either Buyer or Seller may terminate this Purchase Order without
       further liability to the other party upon (                        ) in
       the event of (                  ) by the other provided that if such
       party cures such breach within the 30-day period, this Purchase Order shall not terminate but shall continue in full force and effect.

       b. In the event of a termination hereunder, Seller shall deliver to Buyer all materials relating to the Software prepared during the term of this Purchase Order.

       10.10.10    GENERAL PROVISIONS

       a. A Purchase Order does not constitute Seller an agent, partner or legal representative of Buyer for any purpose whatsoever, it being understood between the parties hereto that Seller is to act as independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Buyer.

       b. Failure of either party to act or exercise its rights under a Purchase Order upon the breach of any of the terms hereof by the other party shall not be construed as a waiver of such breach or prevent said party from thereafter enforcing strict compliance with any and all terms hereof.

       c. Any notice or other communication given hereunder shall be in writing and mailed to Buyer at the address of Buyer shown on a Purchase Order or to such other address as the parties shall have designated by notice in writing. Such notice or communication shall be deemed delivered when sent postage prepaid, certified mail, return receipt requested.

       10.10.11    FORCE MAJEURE

       Neither Buyer nor Seller shall be responsible for any delays occasioned by causes beyond reasonable control of such party. Where a party is not reasonably able to perform its obligations under a Purchase Order, an account of causes beyond such party's reasonable control, such nonperformance shall not operate as a default under a Purchase order but may be grounds for modifications and, where appropriate, reduction in price to Buyer.

       10.10.12    ENTIRE AGREEMENT

       The terms and conditions set forth herein, together with any preprinted terms and conditions on the reverse side of the Purchase Order, constitute the entire agreement between Buyer and Seller with respect to the design and implementation of the Software. In the event of a conflict between these typewritten terms and conditions and the preprinted terms and conditions on the reverse side of the Purchase Order, these typewritten terms and conditions shall govern.

11.    SOFTWARE LICENSE

(                                             ). For each WDS Product purchased
hereunder, Ford is granted the right to distribute firmware and shrink-wrap software materials furnished by supplier only in accordance with the license terms supplied with such materials. Ford hereby acknowledges that Seller will include an electronic or break-the-seal acknowledgment from End-User to the software license terms supplied with WDS Products.

11.1      LICENSE

Licensor grants to Licensee, and Licensee hereby accepts, a nonexclusive license to use the Software and related documentation in accordance with the terms and conditions set forth herein. Licensee's use of the Software will be limited to the computer system, computer site, diagnostic service tool (WDS) or, if applicable, Local Area Network described on Attachment A, RFQ or the face of the Purchase Order. Licensee may transfer its use of the Software to a backup or replacement computer system, diagnostic service tool, site or network on a temporary or permanent basis, provided that Licensee gives Licensor notice of such transfer and discontinues its use on the original computer system, site or network. Licensee may also transfer or assign this Agreement, the Software and related documentation on a permanent basis provided that written notice of the transfer is given to Licensor and the transferee reads and agrees to accept the terms and conditions of this Agreement.

11.2      TERM/FEE

The term and fee of this license are set forth on Attachment A. The licensee fee
is payable on terms of (                            ). Licensor will invoice
Licensee upon delivery if Licensee installs the Software or upon installation if Licensor installs the Software as indicated in Attachment A. Licensee will be responsible for any sales or use taxes based on the license fees and will pay such taxes directly to the taxing authorities in those jurisdictions in which it has a direct pay permit as set forth in Licensee's purchase order or will reimburse Licensor in those jurisdictions in which Licensee does not have a direct pay permit.

11.3      PERMISSION TO MODIFY OR COPY

The software and related documentation may be copied by Licensee in written or machine readable form in whole or in part for use in understanding the Software, for backup or archive purposes and for purposes of installation on authorized diagnostic service tools and/or workstations. Licensee may modify any Software for its own uses and may integrate the Software into other software programs, provided that all copies and modifications of the Software will be destroyed upon termination or expiration of this license. All copies and modifications of the Software made by Licensee will include any copyright and confidential property notices included by Licensor in the Software.

11.4      CONFIDENTIALITY

a. Licensee will use reasonable care to prevent disclosing to others trade secrets of Licensor that are identified by written notice and embodied in the
Software or related documentation for a period of (    )
following termination or expiration of this Agreement. "Reasonable care" shall mean that care which Licensee normally uses to protect its own software of a similar nature. Licensee's obligations under this Paragraph will not apply to portions of the Software and related documentation which were or become part of the public domain, which are previously known to Licensee, or which are independently developed by Licensee.

b. Licensee will not provide the Software and related documentation to any person, other than as specified in the WDS RFQ, without Licensor's prior written consent, except during the period any such person is performing services for Licensee pursuant to a contract or purchase order with Licensee.

11.5      INDEMNITY

Licensor warrants that the transfer to Licensee and Licensee's use of the Software and related documentation will not infringe any proprietary rights (including patents, copyrights, trademarks and trade secrets) or any other entity. Licensor will indemnify and defend Licensee from any claim, liability and expense, including attorneys' fees, arising out of any breach of the foregoing warranty, provided that Licensee notifies Licensor in a timely fashion of such claim. In the event a claim of infringement is asserted, Licensor may replace or modify the Software to make it non-infringing, provided that Licensee agrees that such replacement or modification achieves the substantive results of the original version of the Software, or Licensor may procure at its expense a license for Licensee to use the rights allegedly infringed.

11.6      OWNERSHIP

Licensee acknowledges Licensor's representation that Licensor owns the Software and the copyrights covering such Software and Licensee will not make any claim contrary to Licensor's ownership of the Software.

11.7      WARRANTIES

a. Licensor warrants that the Software and related documentation conforms with all written specifications furnished to Licensee by Licensor in connection with the Agreement, including any user manual, and that the Software is compatible with and will operate on the computer system, diagnostic service tool or computer site described on Attachment A hereto. Upon Licensee's request, Licensor will correct promptly at no additional charge to Licensee each variance of the Software from the written specifications, and any programming error attributable to Licensor.

b. Licensor warrants that any services rendered by Licensor will be performed in a professional manner by qualified personnel.

c. Licensor's warranties are limited to those set forth in this Agreement and do not include any other express or implied warranties, including implied warranty of merchantability and fitness for a particular purpose.

11.8      SUPPORT AND MAINTENANCE

Licensor will provide Licensee with updates, enhancements, modifications or changes to the Software which are available from Licensor. In addition, Licensor will provide the maintenance and support services specified on Attachment A
hereto. (        ) for the services described in this Paragraph will be set forth on Attachment A.

11.9      DISCONTINUANCE

In the event Licensor discontinues its maintenance and support of the Software
or discontinues its Software business, (                                      ),
as Licensee requires to continue its ability to use the Software in accordance with this Agreement.

11.10     TERMINATION

Licensee may terminate this Agreement upon written notice furnished to Licensor
(                                                    ). Licensor may  terminate
this Agreement only for a material breach by Licensee of the terms and conditions of this Agreement upon written notice to Buyer, which is given
(                             ), and which specifies the nature of such breach.
If Licensee cures such breach prior to the effective date of termination, this Agreement shall not terminate and will continue in full force and effect.

11.12     ENTIRE AGREEMENT

The terms and conditions of this Agreement, together with the terms and conditions set forth on Attachment A hereto, constitute the entire Agreement between Licensee and Licensor with respect to license and support of the Software. This Agreement shall be governed by the laws of Licensee's principal place of business without regard to the conflict of laws provisions thereof, and all litigation on contractual clauses will be brought only in a court of appropriate jurisdiction in that location. For Ford Motor Company, a Delaware corporation, and any subsidiary, joint venture, or other operation, the principal place of business will be deemed to be Michigan.

12.       MARKETING

12.1      SUPPLIER MARKETING

Once the contract has been approved, the supplier is required to forward to the Rotunda Activity, at no cost, any existing marketing materials to support the catalog and promotional material development. These materials include but are not limited to camera ready art or photos, text, Product description and specifications. The supplier may elect to provide, at its own expense, brochures or sales material ready for distribution. However, development and distribution of such material must be coordinated with and approved by the Rotunda Activity. All marketing material must properly utilize the Rotunda Ford trademark.

12.2      ROTUNDA TOOL AND EQUIPMENT CATALOG

The Rotunda Tool Equipment Catalog is issued (                    ). Materials
available to support the supplier's Products in the catalog must be submitted
by (                        ). A high quality, black and white, glossy
photograph, with a white background, suitable for reproduction or a hi-resolution gray tone 300 dpi scan, properly bearing the Rotunda trademark, is required for each Product. In the case of ESST, high quality line art as specified within the Global Aftermarket Service (GAM) criteria is required. Timing requirements for the catalog will be communicated in writing to the supplier.

13.       EQUIPMENT INVENTORY/SHIPPING/MANUFACTURING

13.1      INVENTORY PLANNING

The supplier must maintain an inventory of Products to ensure delivery within
(                           ) to Ford's distribution agent. To assist in
planning inventory levels, the Rotunda Activity or its distribution agent will
provide year-to-date sales information. (                         )

13.2      PACKAGING

Adequate shipping containers designed to reduce shipping damages must be used. A bill of lading must be affixed to the outside of the container to permit Ford's agent to check the shipment for completeness. Each shipment must include information necessary for installation, maintenance, and operation of the product, etc. WDS products must be packaged by the manufacturer to meet market requirements, such as proper power cord, CATS, etc. Bulk shipment to Ford's distribution supplier that will require repackaging of product is not acceptable. All kitting charges are to be included in the cost per unit.

13.3      SHIPPING METHODS

The transportation method, carrier, and routing should be selected carefully to assure prompt delivery and reasonable transportation cost. Carriers with proper unloading capability should be selected to prevent unloading damage or delays on bulky and/or heavy Products. The supplier must notify the customer of any special unloading requirements and anticipated delivery date, prior to shipment. If the supplier does not notify the customer of the delivery date, the supplier will incur all additional off loading responsibilities and charges.

13.4      SHIPPING PERFORMANCE

All Products must be shipped from manufacturer's stock to Ford's distribution supplier. The Rotunda release, or Ford's distribution agent's release will indicate the required fulfillment timing. The WDS supplier is required to
confirm (                        ) to Ford's distribution supplier the ship
date. Any change to the ship date must be communicated to and authorized by Rotunda. Presently, ( ) regional product distribution have been identified.
They are (                                                                   ).
These locations are subject to change based on the information provided by the WDS supplier pertaining to manufacturing strategies. See section 13.7.

13.5      SHIPPING RECORDS

The WDS supplier will maintain proper records on all shipments to ensure prompt resolution and follow-up inquiries and freight claims. Records of shipments for
items valued in excess of $(   ) must be maintained for at least five years to
support recall and field modification programs.

13.6      RETURNED GOODS POLICY

The WDS supplier will accept returns of new and unused goods within (         )
of shipment to the end-user with (                   )to the customer or Ford.
Return of goods will be coordinated with the supplier by Ford's distribution agent. After the allowable return date, the supplier is required to accept the return of new and unused goods as long as the product is still in the Program. The supplier will be allowed to assess a reasonable repackaging and shipping fee, if applicable. The repackaging fee must be defined in writing to Rotunda and amended to the contract. Shipping fees should be actual. Additional handling fees, etc. will be absorbed by the WDS supplier. If the product is returned damaged, the supplier must refuse shipment. If the supplier accepts shipment, a credit will be provided to Ford or its distribution agent and a debit to the supplier for the cost of goods sold.

13.7      WDS MANUFACTURING STRATEGY

To provide our customers with a highly competitive product we require a clear understanding of the manufacturing strategy that will be utilized with this product. Our intent is not to require a manufacturer to establish local manufacturing, but to investigate best practice on taking this product to market.

Point(s) of manufacturing can significantly impact the landed cost of the product which will be a factor in determining the cost/value equation.

14.       ORDER PROCESSING AND SUPPLIER INVOICING

14.1      ORDER PROCESSING

Orders will be processed by the Rotunda Activity. The supplier is required to make an appointment with Rotunda to review detailed policies and procedures for processing orders.

14.2      SUPPLIER INVOICING

An invoice can be submitted for payment as Products identified on a release and related services are delivered. The release number must be identified on the invoice. The supplier must maintain supporting documentation indicating delivery of services included with the Product and make such documentation available to Ford upon request.

14.3      CREDIT AND COLLECTION

(                                                  ).


Ford Motor Company                               GenRad

By: /S/ Karen Turbin                               By:/S/ Paul Geere

Its  Buyer                                       Its  Managing Director

                                  ATTACHMENT A

DESCRIPTION OF SOFTWARE:  Grade

TERM OF LICENSE:  Life of WDS applications development

LICENSE FEE:        $(                    )

Check One

_X_           COMPUTER SYSTEM OR SITE:  FCSD

___           LOCAL AREA NETWORK:

              Licensee's use of the Software will be limited to the Licensed Computer Network located at Licensee sites. Copies of the Software may be electronically transferred over the Computer Network provided that the maximum number of concurrent users does not exceed ______. Licensee agrees to install software under a software usage management and control system that insures the maximum number of concurrent users of the Software does not exceed the number of units for which a license fee has been paid to Licensor for the express purpose of use on a computer network. As used herein, Computer Network is any combination of two or more terminals that are electronically linked and capable of sharing the use of a single software program and can control concurrent usage of the Software.

INSTALLATION:         _X__       Performed by License

                      ____       Performed by Licensor

SUPPORT PROVIDED BY LICENSOR:

       Description of Services:  (                            )

       Fees                      (                            )

       Term:  Life of WDA applications development

GenRad                                                    Licensee

By: /S/ Paul Geere                                        By: /S/ Karen Turbin

Its: Managing Director                                    Its: Buyer

                                                Ford Customer Service Division
                                                Diagnostic Service Center

Subject:      Worldwide Diagnostic System (WDS) Scope of Work

The purpose of this document is to identify the Scope of Work for the Worldwide Diagnostic System (WDS) which has been developed through the Request for Quote
(RFQ) selection process with the selected.

For the Worldwide Diagnostic System (WDS) Ford Motor Company is purchasing an
(             ) System, modified to meet Ford vehicle interface requirements, which can provide Ford Dealers with a single worldwide diagnostic tool and the software required to use the tool to service Ford vehicles.

The WDS Project will replace the existing diagnostic development processes with a single global process and enable the transition from four diagnostic systems (SBDS, NGS, FDS2000 and PDU) to one diagnostic system (WDS). WDS will support Ford Motor Company's Goal to improve "Fix It Right The First Time on Time" (FIRTFTOT).

This system will be supplied by the selected "Full Service Supplier".

"FULL SERVICE SUPPLIER"

Ford will supply Diagnostic Functional Requirements to GenRad using the Diagnostic Authoring Process/Tool provided by GenRad. GenRad will develop, implement, and provide the Software and Hardware required to perform the diagnostic functional requirements. The re-engineering, design and development of Complex Tools require significant input from Ford and Ford will be the lead activity in this effort. Roles and responsibilities between Ford and GenRad for the re-engineering effort will be mutually agreed upon during development.

The "Full Service Supplier" requirements include all of the following elements of the WDS Work Breakdown Structure (WBS):

       o   Diagnostic Requirements

                o   Complex tools

                o   Functionality Required for Backwards Compatibility

                o   Diagnostic Application Maintenance

       o   Hardware Functional Requirements

                o   Diagnostic Foundation Requirements

                o Sample/Pilot Requirements (includes Development Units, Dealer Demo Units, Dealer Pilot Units and Training School Units)

       o   Diagnostic Authoring Requirements

       o   Commercial/Support Requirements

SCOPE OF WORK SUMMARY

The Scope of Work for the WDS Project includes all of the agreements and clarifications developed during the RFQ review Process with GenRad. This information is contained in the following documents:

       o   GenRad Quotation For the Worldwide Diagnostic System:  Dated (      )

       o   WDS-RFQ; Ford Questions to GenRad Dated (                           )

       o   GenRad response to Ford Questions (               ) and submitted
           to Ford; (           ) , including the following documents

                ESB009.DOC                        TabMan Client Integration
                GWDS0178.DOC                      GRADE - A summary of the Authoring Tools
                GWDS0312.DOC                      Response to Ford Questions
                GWDS0318.DOC                      Framework User Interface
                GWDS0319.DOC                      TabMan Trace Storage
                GWDS0320.DOC                      GRADE Libraries
                GWDS0321.DOC                      TestMan System Cells
                GWDS0322.DOC                      Advanced Data Repository
                GWDS0323.DOC                      Comparison of Pentium vs 486 Processor for WDS
                GWDS0324.DOC                      Hardware Specification For The WDS3500-486 System
                GWDS0325.DOC                      Hardware Specification For The WDS3500-Pentium System

       o Hardware Specification for the WDS 3500-Pentium System GWDS/SPEC/0325 Revision 4.0

DELIVERABLES

The above referenced information is not complete in some technical areas which require further development. This contract is based on the data provided and Ford's interpretation of that data. It is critical that GenRad and Ford work together to refine the requirements and achieve a set of mutually agreed specifications for the WDS, in a timely manner. The specification timing is addressed in the Deliverables listed below. These efforts will be coordinated by the WDS Project Management activity.

The following is a brief summary of the major agreements reached during this process.

The WDS pricing agreed upon during the RFQ process is contained in Attachment 1.
The pricing for all optional items includes (                                ).

These prices reflect the latest information provided by GenRad for the WDS hardware including optional & standard CATs, docking station and optional CFR. The GenRad proposal selected is the "one box" version of the GDS3500 - Pentium system. The pricing for the "one box" version of the GDS3500 - Pentium system,
including (                                       ).

GenRad has agreed to supply the Diagnostic authoring Environment at no charge to Ford. Personnel authorized by Ford are licensed to use GRADE for the purpose of creating diagnostic applications in conjunction with GenRad as implementers for execution on the GenRad supplied WDS 3500-Pentium System.

GenRad also agreed to give Ford an off-site applications engineer rate (
                     ) Letter to Karen Turbin Ford Purchasing) and Technician
rate of (               ) for the WDS Program.

The following is a list of Ford deliverables for the major WDS Work Breakdown Structure elements. These dates may be superseded by mutually agreed upon delivery dates.

       DIAGNOSTICS DELIVERABLES

             These deliverables are contained in the System Design Deliverables document (Attachment II)

       DIAGNOSTIC AUTHORING ENVIRONMENT DELIVERABLES

             These deliverables are contained in the Diagnostic Authoring Environment Deliverables document (Attachment III)

       HARDWARE FUNCTIONAL DELIVERABLES

             These deliverables are contained in the Hardware Deliverables document (Attachment IV)

       SUPPORT/COMMERCIAL DELIVERABLES

             These deliverables are contained in the Support/Commercial Deliverables document (Attachment V)

       GENERAL REQUIREMENTS

       Vehicle Coverage At Launch

       WDS will provide diagnostic coverage for the current model year vehicles
       and coverage for the (                        ) when launched.  WDS will
       be capable of diagnosing all Ford badged vehicles from all Vehicle Centers as well as Jaguar and Aston Martin vehicles.

       Vehicle System Diagnostic Coverage

       WDS will be capable of covering all (
                                      ) that can be diagnosed using electrical
       or electronic means within the limits of the mutually agreed specification of the WDS 3500-Pentium System.

       Languages

       WDS software will operate (                ) necessary to support local
       requirements. WDS will support both single and double byte, Cyrillic, and Alpha-Numeric languages written in any direction.

       Installation

       System installation, initial set-up and subsequent installation of any system software updates will not require any special skills on the part of the operator.

       ISO9001

       WDS, the development environment, Suppliers associated with WDS or products associated with WDS must be ISO9001 compliant by January 1, 1999.

       DEFINITIONS

       Ford - Any reference to Ford throughout this document should be taken as Ford, Lincoln Mercury, Jaguar, Aston Martin and association programs (e.g., Mazda/Probe, Nissan/Villager, etc.) except where explicitly stated otherwise.

       WDS - any reference to WDS throughout this document should be taken as the WDS unit, docking station, foundation software and standard CATs. Other aspects of WDS such as its development environment will be specifically mentioned where needed.

       CATs - Cables, Adapters and Transducers.

       Options - There are items, such as the CFR, that the Dealer can purchase as an option under the WDS Project. Such items will have their hardware supported under the WDS Support Program.

       Dealer Provided Equipment - There may be some items, such as a printer, that the Dealer can purchase from a third party. In such cases, the Dealer is responsible for securing hardware support for these items.

       Diagnostic Foundation - Software that is fundamental to operation of the WDS unit and has minimal or no dependency on vehicle types, model years, or user characteristics (e.g. database engine, high and low level software libraries and utilities, etc.)

       Diagnostic Authoring Tool - A software suite with a user friendly front end like a graphical user interface (GUI) to be used by Ford for authoring guided diagnostics and generating and executable code. It must include an emulator so that the code can be tested, de-bugged and refined before validation on the WDS hardware.

FORD MOTOR COMPANY                                   GenRad, Inc.

By: /S/ Karen Turbin                                 By: /S/ Paul Geere

Printed Name: Karen Turbin                           Printed Name: Paul Geere

Title: Buyer                                         Title: Managing Director

Date: 6/20/97                                        Date: 6/20/97

                                                                                                       ATTACHMENT 1

                                                         UNIT PRICE 1                 AMOUNT 1,2       COMMENTS/INSTRUCTIONS
GDS3500 Main Unit (Major Items)
1. Integrate VIU into the Roving Unit ("One Box")        Included in A1 & A2          $(            )  Please provide exact savings
2. VCL                                                   Included in A1 & A2                           due to this item Confirm 1 MB
                                                                                                       RAM and 512 KB FLASH is
                                                                                                       included
3. VIS                                                   Included in A1 & A2
4. 16 MB RAM                                             Included in A1 & A2          $(            )  Incremental cost to go from
                                                                                                       8 to 16 MB RAM
5. Hard Disk Drive (>1.3 GB)                             Included in A1 & A2
6. 10.4 inch Active Color SVGA Display                   Included in A1 & A2
7. Touch Screen                                          Included in A1 & A2
8. PCMCIA Interface                                      Included in A1 & A2          $(            )  Savings amount if PCMCIA
                                                                                                       capability were to be deleted
9. R/Time License & Maintenance, O/S, Anti-Virus
    & Diagnostic Foundation                              Included in A1 & A2          $(            )  Including LAN and modem
                                                                                                       support.  With Dial-in File
                                                                                                       Transfer Capability provided
                                                                                                       by Windows 95 for remote
                                                                                                       Access.
10.  Loop Back Connectors                                Included in A1 & A2                           Provide a list of all loop
                                                                                                       back connectors included
                                                                                                       in A.
11.  Sample/Pilot                                        Included in A1 & A2                           All Sample & Pilot units to
                                                                                                       be upgraded or replaced by
                                                                                                       production level launch
                                                                                                       hardware.  Training units are
                                                                                                       assumed to be production
                                                                                                       level at time of delivery.
12.  Tote Case                                           Delete                                        Provide cost of this item as
                                                                                                       a dealer orderable accessory.
     Subtotal 486 Based Main Unit ( Items 1-12)          $(           )                                Provide weight, power, size
                                                                                                       information for this
                                                                                                       configuration.

13.  133 MHz Pentium                                     Included in A2               $(            )  Incremental cost of going
                                                                                                       from 486DX4-100 to Pentium
                                                                                                       133.
     Subtotal Pentium Based Main Unit                    $(             )                              Provide weight, power, size
                                                                                                       information for this
                                                                                                       configuration.
14a. 486 Main Unit without VIS (Items 1-12 less item 3)  $(            )
14b. Pentium Based main Unit without VIS                 $(           )


1 Need firm pricing quotations on all items identified above. Unacceptable responses include: "Up to", "approximately", "no more than", etc.
2. Please provide separate pricing for items in this column and also include them in the price of the Main Unit.
3 Main Unit must be designed to accommodate presence or absence of the optional items without the need for any modifications.
4. As a minimum, CAT and VIS specifications must stipulate: range, resolution, accuracy, length, construction and connector type as appropriate.

                                                         UNIT PRICE 1                 AMOUNT 1,2       COMMENTS/INSTRUCTIONS

Docking Station (Major Items)
15.  CD ROM Drive (Hot Dockable & Boot Capable)          Included in B
16.  AC Power Source                                     Included in B
17.  Battery Charger                                     Included in B
     Subtotal Docking Station (Items 15-17)                $(           )
     -------------------------

Total 486 Main Unit and Docking Station (Lines A1 & B)     $(           )
Total P133 Main Unit and Docking Station (Lines A2 & B)    $(           )
Optional Items
18.  Optional LAN (Hot Dockable/10 Base T)                 $(           )                              Included in all units in NA.
                                                                                                       Optional for Europe and
                                                                                                       ROW.  Factory Installed.
19.  Optional Modem (Hot Dockable)                         $(           )                              Dealer option. Factory
                                                                                                       installed.  Must provide all
                                                                                                       modem configurations required
                                                                                                       to support various phone
                                                                                                       systems in WDS markets.

20.  Additional 8 MB of RAM (Not a dealer option)          $(           )                              Provide all memory upgrade
21.  Optional Cart                                         $(           )                              options and costs. Dealer
22.  Optional Tote Case                                    $(           )                              orderable accessory Dealer
                                                                                                       orderable accessory
Standard CATs (4)
23.  Pressure Vacuum Transducer                            $(           )                              Please provide firm pricing
24.  Roving Probe Red                                      $(           )                              for each individual CAT.
25.  Roving Probe Black                                    $(           )
26.  Probe Tips (15 types)                                 $(           )
27.  WDS J1962 Cable without CAN                           $(           )

     Subtotal Standard CATs (Items 23-27)                  $(           )                              Bundled price of standard
                                                                                                       CATs


1 Need firm pricing quotations on all items identified above. Unacceptable responses include: "Up to", "approximately", "no more than", etc.
2. Please provide separate pricing for items in this column and also include them in the price of the Main Unit.
3 Main Unit must be designed to accommodate presence or absence of the optional items without the need for any modifications.
4. As a minimum, CAT and VIS specifications must stipulate: range, resolution, accuracy, length, construction and connector type as appropriate.

                                                         UNIT PRICE (1)               AMOUNT (1,2)     COMMENTS/INSTRUCTIONS
Optional CATS
28.  High Pressure Transducer                              $(          )
29.  WDS J1962 Cable plus CAN                              $(          )
30.  WDS DDL Cable                                         $(          )



31.  Low Current Probe                                     $(          )
32.  High Current Probe                                    $(          )
33.  Dual Output Tach Probe                                                                      Unit Prices and specifications for
34.  Vehicle Power Point Cable                             $(          )                         items 31 through 36 may be provided
35.  Stainless Steel Fuel Inlet Adapter                    $(          )                         shortly after the response due
36.  Stainless Steel Fuel Return Adapter                   $(          )                         date, if not availableat that time.

Optional CFR
37.  CFR Main Unit with Interface Cable to WDS             $(          )

Optional CFR CATs
38.  CFR DDL Cable                                         $(          )
39.  CFR J1962 Cable without CAN                           $(          )
40.  CFR J1962 Cable plus CAN                              $(          )

486 Main Unit + Doc. St. + Stan. CATs (A1+B+C)             $(          )
P133 Main Unit + Doc. St. + Stan. CATs (A2+B+C)            $(          )







1 Need firm pricing quotations on all items identified above. Unacceptable responses include: "Up to", "approximately", "no more than", etc.
2. Please provide separate pricing for items in this column and also include them in the price of the Main Unit.
3 Main Unit must be designed to accommodate presence or absence of the optional items without the need for any modifications.
4. As a minimum, CAT and VIS specifications must stipulate: range, resolution, accuracy, length, construction and connector type as appropriate.

                       WORLDWIDE DIAGNOSTIC SYSTEMS (WDS)
                                                            ATTACHMENT II

                               [One page deleted]

                        WORLDWIDE DIAGNOSTIC SYSTEM (WDS)
                                                                  ATTACHMENT III


                               [One page deleted]

                       WORLDWIDE DIAGNOSTIC SYSTEMS (WDS)
                                                                   ATTACHMENT IV


                              [Three pages delted]

                        WORLDWIDE DIAGNOSTIC SYSTEM (WDS)

                                                                    ATTACHMENT V


                            [One half page deleted]